Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Frisby Technologies, Inc.:


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1998 Stock Option Plan of Frisby Technologies, Inc. of our report dated February 3, 1999, with respect to the financial statements of Frisby Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP


Winston-Salem, North carolina
January 26, 2000